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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 8, 2002 relating to the financial statements and financial statement schedule of Merck-Medco Managed Care, LLC (the predecessor to MedcoHealth Solutions, Inc.), which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Florham Park, New Jersey
April 15, 2002